EXHIBIT 6(b)

AMENDED AND RESTATED BY-LAWS

OF

KEYPORT LIFE INSURANCE COMPANY

  SHAREHOLDERS' MEETING

       SECTION 1. Annual Meeting. The annual meeting of the shareholders for the election of the Directors and for the transaction of such other business as may come before such meeting shall be held at the time, place and date designated by the Board of Directors by resolution. If no annual meeting is held on the date fixed, or by adjournment therefrom, a special meeting of the shareholders may be held in lieu thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting.

       SECTION 2. Special Meetings. Special meetings of the shareholders may be called at any time by the President and the Secretary when, in the judgment of the President, such special meeting is desirable, and shall be called upon the written request of the shareholders of record holding at least twenty-five percent (25%) of the shares of the Company entitled to vote. At a special meeting so constituted, the shareholders may act on the business for which they were specially called together, and also on any other business as may by law be transacted at any regular meeting of the shareholders.

       SECTION 3. Place of Meeting. All meetings of the shareholders shall be held at the office of the Company in the County of Providence or at such other place or places within or without the State of Rhode Island as shall from time to time be designated by the Board of Directors and stated in the notice of meeting.

       SECTION 4. Notice of Meeting. Notice of annual and special meetings shall be given by hand delivering or mailing or otherwise delivering to each shareholder entitled to vote thereat, at least ten (10) days and not more than fifty (50) days before such meeting, a written or printed notice of the time, place, and purpose or purposes thereof. Notice of the time, place and purpose of special meetings shall also be given by the Board of Directors or the President and Secretary of the Company by publication in some newspaper in the county of Providence, Rhode Island at least thirty (30) days prior to such meeting.

       SECTION 5. Quorum. The holders of a majority of the outstanding shares entitled to vote at any annual meeting, represented in person or by proxy, shall constitute a quorum. The holders of two-thirds (2/3) of the outstanding shares entitled to vote at any special meeting, represented in person or by proxy, shall constitute a quorum. In the absence of a quorum, the shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.

       SECTION 6. Adjournments. Any meeting of the shareholders may be adjourned to such other time and place as shall be announced at the meeting at which the adjournment is taken, by the shareholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting if no shareholder is present in person or by proxy. It shall not be necessary to notify any shareholder of any adjournment. Any business that could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof.

       SECTION 7. Voting. At all meetings of shareholders each share of stock held by a shareholder entitled to vote on any matter, represented in person or by proxy, shall be entitled to one vote. Proxies shall be dated, in writing, and signed by the shareholder or the shareholder's attorney-in-fact; provided, however, that if the shareholder is a corporation, its proxy either shall have its corporate seal affixed or shall be accompanied by evidence satisfactory to the Company that the proxy has been signed on behalf of such shareholder by a duly authorized officer. Two inspectors of election shall be appointed by the President at any shareholders' meeting at which inspectors are required.

       SECTION 8. Conduct of Business. The Chairman of the Board of Directors or, in his or her absence, the President shall preside at any meeting of the Board of Directors or shareholders. In the absence of both of said officers, a temporary presiding Director or officer, as the case may be, may be chosen. The presiding officer of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

       SECTION 9. Action at a Meeting. When a quorum is present, the holders of a majority of the shares present or represented and entitled to vote and voting on a matter, except where a larger vote is required by law, the Articles of Incorporation, or these By-Laws, shall decide any matter to be voted on by the shareholders. Any election by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. The Company shall not directly or indirectly vote any share of its stock. Nothing in this section shall be construed to limit the right of the Company to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

  BOARD OF DIRECTORS

       SECTION 1. Powers. The Board of Directors may exercise all the powers of the Company except such as are required by law or by the Articles of Incorporation or by these By-Laws to be otherwise exercised, and the business and affairs of the Company shall be managed under the direction of the Board of Directors.

       SECTION 2. Number of Directors. The number of Directors of the Company shall be not less than seven (except for vacancies temporarily unfilled); provided however, that at least one-third (but not less than three) of such Directors shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors or by the shareholders at the annual meeting of shareholders. No decrease in the number of Directors shall shorten the term of any incumbent Director.

       SECTION 3. Election, Tenure, and Removal. The Board of Directors shall be elected at the annual meeting of shareholders, except as provided in Article II, Section 4, to serve until the next annual meeting and until their successors shall be elected and qualified. Any or all of the Directors may be removed, with or without cause, by the shareholders, upon the affirmative vote of the holders of a majority in interest of the shares or class of shares entitled to vote upon the election of the Director or Directors proposed to be removed. Subject to such transition rules as may be adopted by the Board of Directors, except for any person who is an employee of the Company or its affiliates, no person shall be eligible to stand for election or re-election as a Director of the Company if that person has reached the age of 70 years at the time of the election or re-election. Directors need not be shareholders.

       SECTION 4. Vacancies. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken. The remaining Board members may fill a vacancy by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director. Subject to the Articles of Incorporation, newly-created directorships resulting from an increase in the authorized number of Directors may be filled by a majority vote of the Board of Directors then in office even though less than a quorum, or by a sole remaining Director.

       SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held promptly following the annual meeting of the shareholders and as frequently as the dispatch of business shall require and in any event at least once in each calendar year. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as may be fixed by the Board of Directors from time to time, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without call or notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, immediately following such meeting of shareholders.

       SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, the Secretary, or upon the written request of any two members of the Board of Directors.

       SECTION 7. Place of Meeting. Meetings of the Board of Directors shall be held at the office of the Company in the County of Providence or at such other place within or without the State of Rhode Island as may be designated in the notice thereof.

       SECTION 8. Notice of Meetings. Unless waived in writing, notice of all regular or special meetings, other than regular meetings as provided in Section 5 of Article II, shall be given by mailing to each Director at least two days before such meeting a written or printed notice of the time and place thereof. Such notice may also be given by telegram, facsimile, or personal delivery at least one business day before such meeting.

       SECTION 9. Business Transacted at Meetings. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors are required to be stated in any notice or waiver of notice of meeting.

       SECTION 10. Quorum. A quorum shall consist of a majority of the total number of Directors of the Company.

       SECTION 11. Action by the Board. The vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

       SECTION 12. Compensation. The compensation of the Directors shall be authorized by the holders of a majority of the outstanding stock. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

  EXECUTIVE COMMITTEE

       SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board may elect from its own number an Executive Committee, to serve at the pleasure of the Board, consisting of no fewer than three members of the Board of Directors. The Executive Committee shall elect from among its members a Chairman.

       SECTION 2. Powers of the Executive Committee. The Executive Committee during the intervals between meetings of the Board of Directors shall have and may exercise, except as otherwise provided by statute, all the powers of the Board with respect to the conduct and management of the business and property of the Company and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it.

       SECTION 3. Meetings. Meetings of the Executive Committee may be called by order of the Chairman of the Committee or of any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

       SECTION 4. Place of Meeting. Meetings of the Executive Committee shall be held at the office of the Company in the County of Providence or at such other place, within or without the State of Rhode Island, as may be designated in the notice thereof.

       SECTION 5. Notice of Meetings. Unless waived in writing, notice of all special meetings of the Executive Committee shall be given by mailing to each member at least two days before such meeting a written or printed notice of the time and place thereof. Such notice may also be given by telegram, facsimile, or personal delivery at least one day before such meeting. No notice shall be required for regular meetings of the Executive Committee.

       SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office.

       SECTION 7. Voting. Action shall be taken by a majority vote of those members present.

  FINANCE COMMITTEE

       SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board may elect from its own number a Finance Committee to serve at the pleasure of the Board consisting of no fewer than three members the Board of Directors. The Finance Committee shall elect from among its members a Chairman.

       SECTION 2. Power of the Finance Committee. The Finance Committee shall possess and may exercise all the powers of the Board of Directors with respect to the investments of the funds of the Company.

       SECTION 3. Meetings. Meetings of the Finance Committee may be called by order of the Chairman of the Committee or by any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

       SECTION 4. Place of Meetings. Meetings of the Finance Committee shall be held at the office of the Company in the County of Providence or at such other place within or without the State of Rhode Island as may be designated in the notice thereof.

       SECTION 5. Notice of Meetings. Unless waived in writing, notice of all special meetings of the Finance Committee shall be given by mailing to each member at least two days before such meeting a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting. No notice shall be required for regular meetings of the Finance Committee.

       SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office.

       SECTION 7. Voting. Action shall be taken by a majority vote of those members present.

  AUDIT COMMITTEE

       SECTION 1. Membership. The Board of Directors by a majority vote of the whole Board may elect from its own number an Audit Committee to serve at the pleasure of the Board consisting of no fewer than three members of the Board of Directors. The Audit Committee shall elect from among its members a Chairman.

       SECTION 2. Power of the Audit Committee. The Audit Committee shall possess and may exercise all the powers of the Board of Directors with respect to recommending the selection of independent certified public accountants, reviewing the Company's financial condition and reviewing the scope and results of the independent audit and any internal audit.

       SECTION 3. Meetings. Meetings of the Audit Committee may be called by order of the Chairman of the Committee or by any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

       SECTION 4. Place of Meetings. Meetings of the Audit Committee shall be held at the office of the Company in the County of Providence or at such other place within or without the State of Rhode Island as may be designated in the notice thereof.

       SECTION 5. Notice of Meetings. Unless waived in writing, notice of all special meetings shall be given by mailing to each member at least two days before such meeting a written or printed notice of the time and place thereof. Such notice may also be given by telegram, facsimile, or personal delivery at least one day before such meeting. No notice shall be required for regular meetings of the Audit Committee.

       SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office.

       SECTION 7. Voting. Action shall be taken by a majority vote of those members present.

  COMMITTEES - GENERAL

       SECTION 1. Other Board Committees. The Board of Directors may from time to time by resolution passed by a majority of the whole Board designate one or more committees in addition to the Executive, Finance, and Audit Committees, each committee to consist of such number of persons as the Board of Directors may determine. Any such committee to the extent provided by resolution of the Board shall have all the authority of the Board to the extent permitted by law and shall have such functions and duties as the Board shall prescribe.

  A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

       SECTION 2. Alternates and Substitutes. The Board of Directors may by resolution passed by a majority of the whole Board designate one or more Directors as alternate members of any Committee, either to serve continuously or on a meeting by meeting basis, who may replace any absent member or members at any meeting of such committee.

  OFFICERS

       SECTION 1. Duties in General. All officers of the Company, in addition to the duties prescribed by these By-Laws, shall perform such duties in the conduct and management of the business and property of the Company as may be determined by the Board of Directors. In the case of more than one person holding an office of the same title, any of them may perform the duties of the office except insofar as the Board of Directors or the President may otherwise direct. Any two or more offices may be held by the same person except the offices of President and Secretary.

       SECTION 2. Number and Designation. The officers of the Company shall be a President, a Treasurer and a Secretary. Other officers, including a Chairman of the Board, and one or more Vice-Presidents, may be designated as the Board of Directors may from time to time deem advisable.

       SECTION 3. Election and Term of Office. All officers shall be elected annually by the Board of Directors at the meeting of the Board held immediately following the annual meeting of shareholders and shall hold office at the pleasure of the Board until their successors shall have been duly elected and qualified. The Board of Directors shall also have the power at any time and from time to time to elect or appoint or delegate its power to appoint any additional officers not then elected, and any such officer so elected or appointed shall serve at the pleasure of the Board until the next annual meeting of shareholders and until his or her respective successor shall be elected or appointed or qualified. A vacancy in any office resulting from death, resignation, removal, disqualification, or any other cause shall be filled for the balance of the unexpired term by the Board of Directors at a meeting called for that purpose, or at any regular meeting.

       SECTION 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as the Board of Directors shall confer on him or her from time to time.

       SECTION 5. President. The President shall be the Chief Executive Officer and have general charge of the administrative affairs of the Company. In the absence of the Chairman of the Board or if such office is vacant, the President shall have and possess all the powers of Chairman of the Board and shall assume and perform all his or her duties with such other duties as shall be prescribed by the Board of Directors. Except when inconsistent with the Company's Articles of Incorporation and By-Laws, he or she shall have power to employ, fix the duties, and discharge such employees as he or she may deem necessary and proper. The President shall make such reports to the Board of Directors as may be required by it.

       SECTION 6. Vice-Presidents. The Vice-Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or the President.

       SECTION 7. Secretary. The Secretary shall have custody of the minutes of the meetings of the shareholders, of the Board of Directors, and of all committees of the Board of Directors; shall issue notices of meeting; shall have custody of the Company's seal and corporate books and records; shall have charge of the issuance, transfer, and cancellation of shares certificates; shall have authority to cancel shares certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Company; and shall perform such other duties as are incident to his or her office and as are required by the Board of Directors or the President.

       SECTION 8. Treasurer. The Treasurer shall perform the duties incident to his or her office and such other duties as are required of him or her by the Board of Directors or the President.

       SECTION 9. Other Officers. Other officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

       SECTION 10. Compensation. The compensation of the officers shall be fixed by the Board of Directors.

  CAPITAL STOCK

       SECTION 1. Certificates. Every shareholder shall be entitled to a certificate, dated and numbered in sequence of issue, signed by the Chairman of the Board, the President, or Vice-President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer and under the seal of the Company, certifying the number of shares and class of shares to which he or she is entitled.

       SECTION 2. Transfer. Transfers of shares may be made on the books of the Company only by the holder thereof in person or by his or her attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly endorsed or accompanied by a duly executed stock power.

       SECTION 3. Lost or Destroyed Certificates. The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the Company by the shareholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the Company against any liability, claim, loss, cost, or damage by reason of such loss or destruction and the issuance of a new certificate.

       SECTION 4. Determining Shareholders of Record. In lieu of closing the books of the Company, the Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled "To Notice of and to Vote at any Meeting of Shareholders." The record date so fixed shall be not less than ten days nor more than sixty days prior to the meeting. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the Company after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock records of the Company on the day notice is mailed of any meeting of the shareholders are entitled to vote at the meeting.

  DIVIDENDS

       Dividends may be declared from the legally available surplus of the Company at such times and in such amounts as the Board of Directors may determine.

  CORPORATE FUNDS AND SECURITIES

       SECTION 1. Deposits of Funds. Bills, notes, checks, negotiable instruments, or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company by such officers or agents of the Company as the Board of Directors, Executive Committee, or Finance Committee may determine and, when authorized by the Board of Directors, Executive Committee, or Finance Committee, may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors, Executive Committee, or Finance Committee may direct.

       SECTION 2. Withdrawals of Funds. All disbursements of the funds of the Company shall be made by check, draft, or other order signed by such officers or agents of the Company as the Board of Directors, Executive Committee, or Finance Committee may from time to time authorize to sign the same.

       SECTION 3. Sale and Transfer of Securities. All sales and transfers of securities shall be made by or at the direction of any member of the Executive Committee or Finance Committee or by or at the direction of any officer of the Company under authority granted by a resolution of the Board of Directors, the Executive Committee, or the Finance Committee.

  MISCELLANEOUS PROVISIONS

       SECTION 1. Voting Stock of Other Corporations. The Chairman of the Board, if any, the President, any Vice-President, or any other officer designated by the Board of Directors of the Company, Executive Committee, or Finance Committee may execute in the name of the Company and affix the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held by the Company on any matter on which such stock may be voted. If any stock owned by the Company is held in any name other than the name of the Company, instructions as to the manner in which such stock is to be voted on behalf of the Company may be given to the holder of record by the Chairman of the Board, if any, the President, any Vice-President, or any other officer designated by the Board of Directors, Executive Committee, or Finance Committee.

       SECTION 2. Notices. Whenever written notice is required by law, the Articles of Incorporation, or these By-Laws to be given to any Director, member of a committee, or shareholder, such notice may be given by mail, addressed to such Director, member of a committee, or shareholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram or facsimile, and such notice shall be deemed to be given at the time such notice is mailed, telegraphed, sent by facsimile, or delivered personally.

       SECTION 3. Waiver of Notice. Any shareholder, Director, or member of the Executive Committee, Finance Committee, Audit Committee, or any other Committee may at any time waive any notice required to be given under these By-Laws if such waiver is given in writing and is signed either before, at, or after the meeting to which it relates. Presence at a meeting shall also constitute a waiver of notice thereof unless the Director objects to the failure to give such notice or objects to the transaction of business at the meeting as not lawfully called or commenced.

       SECTION 4. Seal. The corporate seal shall consist of a flat-faced circular die with the words "Keyport Life Insurance Company, Chartered 1957, Rhode Island" cut or engraved thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

       SECTION 5. Action Without a Meeting. In lieu of any meeting of the shareholders, the Board of Directors or any committee thereof, any action required or permitted to be taken by the shareholders, the Board of Directors or any committee thereof may be taken without a meeting if all shareholders or all members of the Board or of such committee, as applicable, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the shareholders, the members of the Board or committee shall be filed with the minutes of the proceedings of the shareholders, the Board or committee, as applicable.

       SECTION 6. Participating in Meeting by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

  AMENDMENTS

       These By-Laws may be amended in whole or in part by the vote of a majority of all of the shareholders or the vote of a majority of all of the members of the Board of Directors.

  Any amendment adopted by the Board of Directors may be amended or repealed upon majority vote of all of the shareholders of the Company.

  INDEMNIFICATION

     Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he or she or his or her testator or testatrix or intestate then is or was a Director, officer, or employee of the Company, or then serves or has served any other corporation in any capacity at the request of the Company, shall be indemnified by the Company against expenses, judgments, fines, and amounts paid in settlement, and shall be entitled to payment or reimbursement of expenses in advance of the final disposition of any proceeding, to the fullest extent that officers and Directors are permitted to be indemnified, and such payment or reimbursement in advance permitted to be made, by the laws of the State of Rhode Island. The provisions of this article shall not adversely affect any right to indemnification or payment or reimbursement in advance of the final disposition of any proceeding which any person may have apart from the provisions of this article.